                                                       Exhibit (k)
                          MONTHLY CERTIFICATEHOLDERS' STATEMENT
                              DISCOVER CARD MASTER TRUST I
                             Series 2000-A Monthly Statement

Distribution Date: December 15, 2004                Month Ending: November 30, 2004

Pursuant to the Series Supplement dated as of May 22, 2000, as amended, relating to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 by and between Discover Bank and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Series 2000-A Certificates were issued only to qualified institutional buyers and are not publicly available.

1. Payments for the benefit of investors in Extended Certificates and Maturity
   Certificates in Series 2000-A on this Distribution Date (per $1000 of Subclass
   Initial Investor Interest)


                                      Extended      Maturity     Extended      Maturity
                                     Certificate  Certificate   Certificate  Certificate
Series 2000-A               Total     Interest      Interest     Principal    Principal
Subclass Investor
Interest                    $0.00       $0.00        $0.00         $0.00        $0.00

2. Principal Receivables at the end of November, 2004
   (a) Aggregate Investor Interest                                    $26,759,988,000.00

      Seller Interest                                                  $7,218,931,549.84

      Total Master Trust                                              $33,978,919,549.84

   (b) Group One Investor Interest                                    $26,759,988,000.00

   (c) Group One Investor Interest for Interchange Series              $1,315,790,000.00

   (d) Series 2000-A Investor Interest                                 $4,000,000,000.00

   (e) Series 2000-A Aggregate Discount Certificate Subclass
   Investor Interests                                                  $4,000,000,000.00

   (f) Series 2000-A Aggregate Extended Certificate Subclass
   Investor Interests                                                              $0.00

   (g) Series 2000-A Aggregate Maturity Certificate Subclass
   Investor Interests                                                              $0.00

3. Allocation of Receivables and other amounts collected during

   November, 2004

                                   Finance Charge         Principal
                                     Collections         Collections       Interchange
(a) Allocation of Collections between Investors and Seller

Aggregate Investor Allocation         $356,117,404.06   $4,583,467,196.66  $3,271,652.45

Seller Allocation                      $86,786,595.94   $1,117,001,053.07 $79,676,789.40

(b) Group One Allocation              $356,117,404.06   $4,583,467,196.66  $3,271,652.45

(c) Series 2000-A Allocation           $53,105,961.20     $683,508,945.01          $0.00

(d) Monthly Principal Payment Rate (Principal Collections as a
    monthly percentage of Master Trust Principal Receivables at
    the beginning of November, 2004)                                              17.09%

                                      1

(e) Principal Collections as a monthly percentage of Master
     Trust Receivables at the beginning of November, 2004                         16.88%

(f) Finance Charge Collections as a monthly percentage of Master
     Trust Receivables at the beginning of November, 2004                          1.31%

(g) Total Collections as a monthly percentage of Master
     Trust Receivables at the beginning of November, 2004                         18.19%

4. Information Concerning the Series Principal Funding Account ("SPFA")

                  Deposits into the      Deficit Amount
                    SPFA on this             on this            SPFA        Investment
                  Distribution Date    Distribution Date      Balance         Income
Series 2000-A           $0.00                $0.00             $0.00          $0.00

5. Information Concerning Amount of Controlled Liquidation Payments

                              Amount Paid on     Deficit Amount on      Total Payments
                                   this                this              through this
                            Distribution Date    Distribution Date    Distribution Date
Series 2000-A                     $0.00                $0.00                $0.00

6. Information Concerning the Series Interest Funding Account ("SIFA")

                                   Deposits into the SIFA          SIFA Balance at the
                                 on this Distribution Date        end of November, 2004
Series 2000-A                          $6,713,967.41                 $106,769,088.62

7. Information Concerning the Proceeds Account

                                   Deposits into the Proceeds
                                Account on this Distribution Date     Proceeds Account
                                 (other than Issuance Proceeds)           Balance
    Series 2000-A                             $0.00                        $0.00

8. Investor Charged-Off Amount

                                                                  Cumulative Investor
                                                 November, 2004    Charged-Off Amount

   (a) Group One                                $155,175,679.84                    $0.00

   (b) Series 2000-A                             $23,140,552.93                    $0.00

   (c) As an annualized percentage of
       Principal Receivables at the
       beginning of November, 2004                        6.94%                      N/A

                                      2

9.  Investor Losses for November,  2004

                                                                Per $1,000 of Initial
                                                     Total    Series Investor Interest
   (a) Group One                                     $0.00                         $0.00

   (b) Series 2000-A                                 $0.00                         $0.00

10.  Reimbursement of Investor Losses for November, 2004

                                                                Per $1,000 of Initial
                                                     Total    Series Investor Interest
   (a) Group One                                     $0.00                         $0.00

   (b) Series 2000-A                                 $0.00                         $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses as of the end of
     November, 2004
                                                               Per $1,000 of Initial
                                                Total         Series Investor Interest
   (a) Group One                                    $0.00                          $0.00

   (b) Series 2000-A                                $0.00                          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date

   (a) Group One                                                          $44,705,243.32

   (b) Series 2000-A                                                       $6,666,666.67

13.  Total Available Credit Enhancement Amounts

                                                                          Class A Amount
  (a) Maximum Amount on this Distribution Date                           $320,000,000.00

  (b) Available Amount on this Distribution Date                         $320,000,000.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date                                        $0.00

  (d) Credit Enhancement Fee on this Distribution Date                       $249,731.17

14. Delinquency Summary
    Master Trust Receivables Outstanding at the end of
    November, 2004                                                    $34,390,996,453.96

                                      Delinquent Amount          Percentage of Ending
    Payment Status                     Ending Balance          Receivables Outstanding

    	30-59 Days                         $519,522,955.79                 1.51%

    	60-179 Days                      $1,185,377,906.57                 3.45%

                                      3

                                                            (1)
15. Excess Spread Percentages on this Distribution Date

   (a) Group One   (2)                                                             4.12%

   (b) Series 2000-A   (3)                                                         4.85%

16. Net Principal Charge-Off Percentage on this
    Distribution Date  (4)
    Charge-offs net of recoveries as an annualized percentage of
    Principal Receivables at the beginning of November, 2004                       6.02%

date
17. Information concerning the MC Purchase Agreement

(a) Total purchases made pursuant to the MC Purchase
    Agreement during November, 2004                                                $0.00

(b) Total Available Commitments at the end of
     November, 2004                                                    $1,320,000,000.00

(c) Aggregate amount on deposit in any MC Purchase Account
    at the end of November, 2004                                                   $0.00

                                 U.S. Bank National Association
                                 as Trustee

                              BY:____________________________
                                 Vice President


________________________________________________________________
(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 15(a)) and the Series Excess Spread Percentage (Item 15(b)) in assessing the current performance of the Trust and the Receivables. If necessary, the Trust will use funds available from series or subseries with positive Series Excess Spreads to cover expenses (as detailed in note 3 below) for series or subseries, if any, with negative Series Excess Spreads.

(2) Group Excess Spread is the sum of the Series Excess Spreads for each series, including each subseries, in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests at the beginning of the period for each series, including each subseries, in the Group.

(3) Series Excess Spread for this Series is equal to (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and any Investment Income for this Series (see Item 3(c)), minus (b) the sum of (i) the product of (A) the Class Invested Amount for such Distribution Date and (B) a fraction, the numerator of which is the Class A Weighted Average Certificate for that Class, and the denominator of which is 360 divided by the actual number of days from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series Closing Date) to but excluding the current Distribution Date, (ii) the Investor Servicing Fee (see Item 12(b)), (iii) the Investor Charged-Off Amount (see Item 8(b)), (iv) the Credit
Enhancement Fee (see Item 13(d)), (v) the Monthly Commitment Fees, (vi) the positive difference, if any, between MC Purchase Account Interest and MC Purchase Account Investment Income, and
(vii) tax gross-up amounts, indemnification payments and increased costs, if any, payable to the MC Purchasers under the MC Purchase Agreement, in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series
Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4)For purposes of allocations to investors, all recoveries are treated as Finance Charge Collections and are included as such in Item 3.

                         MASTER SERVICER'S CERTIFICATE STATEMENT

                              DISCOVER CARD MASTER TRUST I

                             Series 2000-A Monthly Statement

                                       CREDIT CARD
                                PASS-THROUGH CERTIFICATES

   The undersigned, a duly authorized representative of Discover Bank as Master Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 (the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of May 22, 2000, as amended (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2000-A Master Trust
Certificates for the Distribution Date occurring on December 15, 2004:

1. Discover Bank is Master Servicer under the Pooling and
   Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as
   Master Servicer.

3. The aggregate amount of Collections processed during
   November, 2004 is equal to                                          $6,143,372,249.73

4.  The aggregate amount of Class A Principal Collections
    processed during November, 2004 is equal to                          $683,508,945.01

5.  The aggregate amount of Class A Finance Charge Collections
    processed during November, 2004 is equal to                           $53,105,961.20

6.  The aggregate amount of Class A Interchange processed
    during November, 2004 is equal to                                              $0.00

7.  (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
        November, 2004 is equal to                                                 $0.00

    (b) The aggregate amount of Class A Additional Funds for
        this Distribution date is equal to                                         $0.00

8.  The sum of all amounts payable to the Class A
    Certificateholders on the current Distribution Date
    is equal to                                                            $6,713,967.41

9.  The sum of all amounts payable for benefit of the Class A
    Discount Certificateholders on the current Distribution
    Date is equal to                                                       $6,713,967.41

10. The sum of all amounts payable to the Class A Extended
    Certificateholders on the current Distribution Date is

    equal to                                                                       $0.00

 11.The sum of all amounts payable to the Class A Maturity
    Certificateholders on the current Distribution Date is
    equal to                                                                       $0.00

                                      1

12. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

    (a) with respect to the Class A Required Amount Shortfall
        is equal to                                                                $0.00

    (b) with respect to the Class A Cumulative Investor
        Charged-Off Amount is equal to                                             $0.00

    (c) with respect to the Class A Investor Interest                              $0.00
        is equal to

13. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


    IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of December, 2004.


Series 2000-A                          DISCOVER BANK
                                       as Master Servicer


                                       By: /S/ Michael F. Rickert
                                       ___________________________________
                                       Vice President, Chief Accounting Officer
                                       and Treasurer

                                      2